 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 2, 2007
(Date of earliest event reported)

Tripos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-23666	43-1454986

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1699 South Hanley Rd. St. Louis, MO	63144	(314) 647-1099

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 2, 2007, Tripos, Inc. ("Tripos") entered into a definitive Stock Purchase Agreement (the "Stock Purchase Agreement") with Provid Pharmaceuticals, a Delaware corporation (the "Purchaser").  The Purchaser is a drug discovery company, engaged in the identification of novel lead compounds for pharmaceutical development, which provides expert collaborative research services to the biotech and pharmaceutical industries.  The Stock Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, the Purchaser will acquire all of the capital stock of its subsidiary, Tripos UK Holdings Limited, and certain related U.S. assets, thereby acquiring Tripos' Discovery Research Products and Services business (the "Business") as a going concern.  On January 2, 2007, Tripos issued a press release announcing the proposed sale of the Business.

The transaction with Provid Pharmaceuticals, Inc. is part of a process, including the pending sale of Tripos' Discovery Informatics Products and Services business to Vector Capital, LLP, which is intended to result in the winding up of Tripos and the distribution of the sale proceeds, after the satisfaction of all debts and other liabilities and corporate obligations, to stockholders.  Further detail on the process and the estimated proceeds to stockholders will be contained in our proxy statement, expected to be filed in the near future.

Summary of the Terms of the Stock Purchase Agreement:

Form of transaction. Tripos will transfer and convey to the Purchaser substantially all of the assets of the Business and the Purchaser will assume certain specified liabilities of the Business.  Such assets include personal property, rights and benefits under various agreements and contracts, certain accounts receivable, cash, rights against third parties, intellectual property, certain licenses, permits and governmental authorizations, books and records, all goodwill and certain rights under research or other grants, in each case associated with the Business.

Consideration. The consideration for the sale of the assets by Tripos to the Purchaser is $2 million in cash, subject to certain adjustments determined with respect to the Business's net working capital, capital leasing debt, and property, plant and equipment as of the date of the closing and the assumption by the Purchaser of certain liabilities of Tripos related to the Business.

The Stock Purchase Agreement contains various representations, warranties and covenants of Tripos and the Purchaser.  The representations and warranties of each party set forth in the Stock Purchase Agreement have been made solely for the benefit of the Purchaser, on the one hand, and Tripos, on the other hand, and such representations and warranties should not be relied on by any other person.  In addition, such representations and warranties (i) have been qualified by disclosures made to the other party in connection with the Stock Purchase Agreement, (ii) are subject to the materiality standards contained in the Stock Purchase Agreement, which may differ from what may be considered by investors to be material, and (iii) were made only as of the date of the Stock Purchase Agreement or such other date as is specified in the Stock Purchase Agreement.

Consummation of Stock Purchase Agreement. Consummation of the Stock Purchase Agreement is subject to a number of conditions, including the Purchaser's ability to obtain acquisition financing, receipt of certain customer consents, resolution of repayment obligations under certain British government economic development grants, and certain other customary closing conditions.

In addition, Tripos has agreed, among other things and subject to certain exceptions described in the Stock Purchase Agreement: (i) to conduct the Business in the ordinary course consistent with past practice during the interim period between the execution of the Stock Purchase Agreement and consummation of the sale of the Business; (ii) not to engage in certain transactions outside of the ordinary course of business during such period; and (iii) to accept limited indemnification of the Purchaser for certain breaches of representations, warranties and covenants for a period of 75 days following closing.  Among other obligations, Purchaser is required under the Stock Purchase Agreement to continue to provide to employees of the Business base salary or wages at least equal to those received by such employee prior to the closing, and to continue arrangements and agreements of the Business that provide benefits or prerequisites for at least one year following closing, subject to certain exceptions.  In addition, Purchaser is obligated to use its best efforts to obtain financing for the transaction.

Tripos expects to close the sale of the Business during the first quarter of 2007 promptly following satisfaction of all closing conditions.

Pursuant to the terms of the Stock Purchase Agreement, the Purchaser and Tripos each have certain termination rights.  Among other things, either party may terminate the agreement if the closing has not occurred on or prior to March 31, 2007 for any reason other than delay or nonperformance by the party seeking termination, provided, that such termination date shall automatically be extended to June 30, 2007 if, as of March 31, 2007, (i) Tripos has not yet completed the sale of its Discovery Informatics business, (ii) Tripos is a party to a definitive agreement to sell that business, and (iii) no material adverse effect has occurred to Tripos.  In addition, Tripos may terminate the agreement if the Purchaser has not delivered to Tripos by the close of business on February 1, 2007 a financing commitment letter, reasonable acceptable to Tripos, from a qualified financial institution for the financing of the transaction.

A copy of the Stock Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

* * *

The above description of the Stock Purchase Agreement does not purport to be a complete statement of the parties' rights and obligations thereunder and the transactions contemplated thereby.  The above description is qualified in its entirety by reference to the Stock Purchase Agreement and the exhibits thereto.

Cautionary Statements

The Stock Purchase Agreement has been included to provide investors with information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Stock Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

The Stock Purchase Agreement contains representations and warranties made by the parties to each other regarding certain matters.  The statements embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Stock Purchase Agreement.  Please note that certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from the standard generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 8.01.  Other Events.

On January 5, 2007, Tripos issued a letter to its customers to discuss items related to the recent announcement of its definitive agreement to sell its Discovery Research business to Provid Pharmaceuticals, Inc.

A copy of Tripos' letter to its customers is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

Additional Information About the Transactions

Tripos, Inc. will file with the Securities and Exchange Commission a proxy statement and other documents regarding the proposed asset sale to Vector Capital, LLP and plan of liquidation referred to in this Current Report on Form 8-K.  Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information.  A definitive proxy statement will be sent to Tripos, Inc.'s stockholders seeking their approval of the transactions.  Investors may obtain a free copy of the proxy statement and other documents filed by Tripos, Inc. from the Commission at the Commission's website at www.sec.gov, or by directing a request to John Yingling, Vice President and Chief Financial Officer, Tripos, Inc., 1699 South Hanley Rd., St. Louis, Missouri 63144.

Participants in the Transactions

Tripos, Inc. and its directors and executive officers may be considered participants in the solicitation of proxies from Tripos, Inc.'s stockholders in connection with the proposed transactions.  Information about the directors and executive officers of Tripos, Inc. and their ownership of Tripos, Inc. stock is set forth in the proxy statement for Tripos, Inc.'s 2007 annual meeting of stockholders.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, Tripos' future prospects, including: (1) Tripos' ability to consummate the sale of its Discovery Research business to Provid Pharmaceuticals, Inc.; (2) Tripos' ability to sell its Discovery Informatics business and certain other assets; (3) Tripos' ability to satisfy its creditors out of the proceeds of the foregoing transactions and other available resources; (4) Tripos' ability to offset corporate tax liabilities on the sale of assets through the utilization of net operating loss carryforwards; (5) Tripos' ability to distribute any remaining cash to its stockholders; (6) Tripos' ability to access the capital necessary to fund its business, including the availability of capital to replace its existing bank facility upon maturity and the potential need to issue common stock or warrants which could be dilutive to current stockholders; (7) Tripos' ability to assess, pursue and effect strategic alternatives to maximize stockholder value; (8) Tripos' ability to pay off or obtain an extension of its bank line of credit, which presently matures [March 31, 2007]; or (9) in the event that Tripos is unable to effect strategic transactions, additional steps that might need to be taken.  These statements are based upon numerous assumptions that Tripos cannot control and involve risks and uncertainties that could cause actual results to differ.  These statements should be understood in light of the risk factors set forth in the company's filings with the SEC, including, without limitations, those factors set forth in the company's Form 10-K for the fiscal year ended December 31, 2005, and from time to time in the company's periodic filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, Tripos has no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

2.1	Stock Purchase Agreement, dated as of November 19, 2006, by and among Tripos, Inc. and the Purchaser

99.1	Letter, dated January 5, 2007, from Tripos, Inc. to customers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripos, Inc.
Date: January 5, 2007	By:	/s/ John D. Yingling

Senior Vice President Chief Financial Officer